[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 10.29

MANUFACTURING SERVICES AGREEMENT

This Manufacturing Services Agreement (this “Agreement”) is made as of August 6, 2013, (the “Effective Date”) between Lonza Walkersville, Inc., a Delaware corporation having its principal place of business at 8830 Biggs Ford Road, Walkersville, Maryland 21793 (“LWI”), and Aduro BioTech, Inc., a Delaware corporation located at 626 Bancroft Way, 3C, Berkeley, CA 94710-2224 (“CLIENT”) (each of LWI and CLIENT, a “Party” and, collectively, the “Parties”).

RECITALS

A. LWI operates a multi-client production facility located at 8830 Biggs Ford Road, Walkersville, Maryland 21793 (the “Facility”).

B. CLIENT desires to have LWI produce a product containing human cells and intended for therapeutic use in humans, and LWI desires to produce such product.

C. CLIENT desires to have LWI conduct work according to individual Statement of Work, as further defined in Section 1.37 below.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficient of which is acknowledged by the Parties, LWI and CLIENT hereby agree as follows.

AGREEMENT

1.	DEFINITIONS

When used in this Agreement, capitalized terms will have the meanings as defined below and throughout the Agreement. Unless the context indicates otherwise, the singular will include the plural and the plural will include the singular.

1.1 “Acceptance Period” shall have the meaning set forth in Section 5.2.2.

1.2 “Affiliate” means, with respect to either Party, any other corporation or business entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Party. For purposes of this definition, the term “control” and, with correlative meanings, the terms “controlled by” and “under common control with” means direct or indirect ownership of more than fifty percent (50%) of the securities or other ownership interests representing the equity voting stock or general partnership or membership interest of such entity or the power to direct or cause the direction of the management or policies of such entity, whether through the ownership of voting securities, by contract, or otherwise.

1.3 “Applicable Laws” means all applicable laws, statutes, regulations, guidelines, guidance and ordinances of the relevant regulatory authorities, including cGMP, in or of the United States and the European Union if agreed in the relevant Statement of Work.

1.4 “Batch” means a specific quantity of Product that is intended to have uniform character and quality, within specified limits, and is produced according to a single manufacturing order during the same cycle of manufacture.

1.5 “Batch Documentation” has the meaning set forth in Section 5.2.1.

1.6 “Batch Record” means the production record pertaining to a Batch.

1.7 “cGMP” means, as amended from time to time, the regulatory requirements for current good manufacturing practices promulgated by the FDA under 21 CFR Parts 210 and 211, and, as applicable, Guide to Good Manufacturing Practices for Medicinal Products as promulgated under European Directive 91/356/EEC.

1.8 “Change Order” has the meaning set forth in Section 2.2.

1.9 “CLIENT Development Materials” has the meaning set forth in Section 2.3.

1.10 “CLIENT New IP” has the meaning set forth in Section 11.1.3.

1.11 “CLIENT Personnel” has the meaning set forth in Section 4.6.1.

1.12 “CLIENT Process” has the meaning set forth in Section 11.1.2.

1.13 “CLIENT Technology Transfer” means the transfer of documentation, specifications, and production process by CLIENT to LWI for the development of the Master Production Record for the manufacturing of the Product specifically for the CLIENT.

1.14 “Confidential Information” has the meaning set forth in Section 10.1.

1.15 “Disapproval Notice” has the meaning set forth in Section 5.2.3.

1.16 “Delivery Period” has the meaning set forth in Section 4.3.

1.17 “Draft Plan” has the meaning set forth in Section 4.1.

1.18 “FDA” means the U.S. Food and Drug Administration, and any successor agency thereof.

1.19 “Intellectual Property” means, with respect to a Party, all its worldwide rights to patents, copyrights, trade secrets, know-how and all other intellectual property rights, including all applications and registrations with respect thereto, but excluding all trademarks, trade names, service marks, logos and other corporate identifiers.

1.20 “Losses” has the meaning set forth in Section 15.1.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.21 “LWI Intellectual Property” means the proprietary Intellectual Property of LWI, including, but without limitation, LWI New IP and LWI Operating Documents.

1.22 “LWI New IP” has the meaning set forth in Section 11.1.4.

1.23 “LWI Operating Documents” means LWI’s proprietary standard operating procedures, standard manufacturing procedures, raw material specifications, protocols, validation documentation, and supporting documentation used by LWI, such as environmental monitoring, for operation and maintenance of the Facility and LWI equipment used in the process of producing the Product, excluding any of the foregoing that are unique to the manufacture of Product.

1.24 “LWI Parties” has the meaning set forth in Section 15.2.

1.25 “Master Production Record” means the documentation developed by LWI that contains a detailed description of the Process and any other instructions to be followed by a party in the production of the Product, which record meets the reasonable requirements of CLIENT and is approved by the CLIENT in writing.

1.26 “Materials” means all raw materials and supplies, including without limitation cell lines, to be used in the production of a Product.

1.27 “Process” means the manufacturing process for the Product developed by LWI pursuant to the terms of this Agreement.

1.28 “Product” has the meaning set forth in a Statement of Work.

1.29 “Product Warranties” means those warranties relating to the Product or Process specifically set forth in Section 5.2.2.

1.30 “Production Rerun” has the meaning set forth in Section 5.4.1.

1.31 “Production Term” has the meaning set forth in Section 4.2.

1.32 “Quality Agreement” means the Quality Agreement entered into by the Parties simultaneously with the execution hereof relating to a Product.

1.33 “Regulatory Approval” means the approval by the FDA to market and sell the Product in the United States.

1.34 “Remaining CLIENT Property” has the meaning set forth in Section 7.2.

1.35 “SOP” means a standard operating procedure.

1.36 “Specifications” means the Product specifications set forth in the Statement of Work or as modified by the Parties in connection with the production of a particular Batch of Product hereunder.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.37 “Statement of Work” means a plan to develop a Process or Product that is executed by the Parties and attached hereto as Appendix A or later becomes attached through an amendment by the Parties. The first Statement of Work, which is attached hereto, shall be numbered Appendix A-1 and, when executed and delivered by the Parties, is hereby incorporated and made a part of this Agreement. It is contemplated that each separate project shall have its own Statement of Work. As each subsequent Statement of Work is agreed to by the Parties, each shall state that it is to be incorporated and made a part of this Agreement and shall be consecutively numbered as A-2, A-3, etc.

1.38 “Third Party” means any party other than LWI, CLIENT or their respective Affiliates.

2.	STATEMENTS OF WORK - PROCESS AND PRODUCT DEVELOPMENT; CLIENT TECHNOLOGY TRANSFER; PROCESS OR PRODUCT MANUFACTURE

2.1 Statement of Work. Prior to performing any Process or Product development, CLIENT Technology Transfer, or Product manufacture, the Parties will collaborate to develop a Statement of Work, describing the activities to be performed by the Parties, or to be subcontracted by LWI to Third Parties. Once agreed to by the Parties, the Statement of Work shall be executed by each of the Parties and appended hereto as part of Appendix A and shall be a part hereof. In the event of a conflict between the terms and conditions of this Agreement and any Statement of Work, the terms and conditions of this Agreement shall control.

2.2 Modification of Statement of Work. Should CLIENT want to change a Statement of Work or to include additional services to be provided by LWI, CLIENT may propose to LWI an amendment to the Statement of Work with the desired changes or additional services (“Change Order”). After LWI utilizes its best efforts to accommodate CLIENT’s reasonable requests, if LWI determines that it has the resources and capabilities to accommodate such Change Order, LWI will prepare a modified version of the Statement of Work reflecting such Change Order (including, without limitation, any changes to the estimated timing, estimated charges or scope of a project) and will submit such modified version of the Statement of Work to CLIENT for review and comment. The modified Statement of Work shall be binding on the Parties only if it refers to this Agreement, states that it is to be made a part thereof, and is signed by both Parties, whereafter such modified version of the Statement of Work will be deemed to have replaced the prior version of the Statement of Work. Notwithstanding the foregoing, if a modified version of the Statement of Work is not agreed to by both Parties, the existing Statement of Work shall remain in effect unless terminated by CLIENT upon [ * ] days prior written notice to LWI, in which case CLIENT shall be responsible for the fees set forth in Section 14.6.3.

2.3 CLIENT Deliverables.

2.3.1 Within the time period specified in a Statement of Work, CLIENT will provide LWI with (a) the materials listed in the Statement of Work for which CLIENT is responsible for delivering to LWI, and any handling instructions, protocols, SOPs and other documentation necessary to maintain the properties of such materials for the performance of the Statement of Work, and (b) any related protocols, SOPs and other information and documentation

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

in possession or control of CLIENT and necessary for the performance of the Statement of Work, and for the preparation of the Master Production Record in conformance with cGMP, including, without limitation, process information, SOPs, development data and reports, quality control assays, raw material specifications (including vendor, grade and sampling/testing requirements), product and sample packing and shipping instructions, and product specific cleaning and decontamination information (collectively, the “CLIENT Development Materials”). For clarity, CLIENT Development Materials includes CLIENT’s PANC 10.3 and PANC 6.05 cell lines (the “Cell Lines”).

2.3.2 LWI agrees that the CLIENT Development Materials shall only be used as specified in writing by CLIENT in this Agreement or the applicable Statement of Work, and not for any other purpose. CLIENT Development Materials shall be maintained, handled and stored in accordance with the written directions of CLIENT. Title to the CLIENT Development Materials shall at all times remain in CLIENT. LWI agrees that it shall not make any claim or place any lien or encumbrance on any CLIENT Development Materials. Upon direction of CLIENT, LWI shall provide CLIENT with an accounting of the CLIENT Development Materials and a list of persons with access to the CLIENT Development Materials, and will return to CLIENT all CLIENT Development Materials supplied by CLIENT, except to the extent such CLIENT Development Materials are no longer available to return as the materials have been utilized, or are incorporated in Product or work in process in connection with the services performed hereunder. Risk of loss to Cell Lines shall remain with LWI while CLIENT Developed Materials are in LWI’s control, except for any risk of loss that is inherent to the Cell Lines and so long as the loss is unrelated to the negligent or willful acts or omissions of LWI or its agents. CLIENT shall have the absolute right upon reasonable notice and reasonable request to recover the CLIENT Development Materials, except to the extent such CLIENT Development Materials are no longer available to return as the materials have been utilized or are incorporated in Product or work in process in connection with the services performed hereunder, and LWI shall cooperate in the same. Title to each cell line made from Cell Lines shall vest in CLIENT after CLIENT pays LWI for the cost for the creation of each such cell line, as such cost is specifically set forth in the relevant Statement of Work.

2.3.3 LWI covenants not to share any CLIENT Development Materials with any person located outside the United States without the express prior written consent of CLIENT, which consent shall not be unreasonably withheld or delayed if (i) LWI demonstrates to CLIENT that such sharing is essential to the purposes of this Agreement and no reasonable alternative is available and (ii) the receiving party, LWI, and CLIENT have executed appropriate written agreements that secure and protect the CLIENT Development Materials and in which LWI takes responsibility for the same.

2.4 Performance by LWI. Subject to the provision by CLIENT of the CLIENT Development Materials pursuant to Section 2.3, LWI will use commercially reasonable efforts to perform, directly or, if specifically contemplated in the Statement of Work or approved in writing in advance by CLIENT (such approval not to be unreasonably withheld or delayed), through a Third Party contractor, the work described in a Statement of Work in a professional and workmanlike manner in accordance with the terms of this Agreement on the timeline set forth in the Statement of Work. LWI will promptly notify CLIENT of any material delays that arise during the performance of the Statement of Work and the Parties will promptly meet to determine whether

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

there is any reasonable remediation that might lessen the impact of any such delay. LWI shall be responsible for any delays that are within its reasonable control or that of any of its Affiliates or permitted subcontractors. All work will be completed by LWI at the LWI facility located in Walkersville, Maryland, USA, unless otherwise approved in writing by CLIENT.

2.5 Subcontracting. LWI may not subcontract with any Third Party to perform any of its Product-specific obligations under this Agreement without the prior written consent of CLIENT, which consent shall not be unreasonably withheld or delayed. LWI shall be entitled to instruct one or more of its Affiliates to perform any of LWI’s obligations in this Agreement, but LWI shall remain fully responsible in respect of those obligations. LWI will be solely responsible for the performance of any Affiliate or permitted subcontractor, and for costs, expenses, damages, or losses of any nature arising out of such performance as if such performance had been provided by LWI itself under this Agreement and to which the terms of this Agreement shall apply. LWI will cause any such Affiliate or permitted subcontractor to be bound by, and to comply with, the terms of this Agreement or any other ancillary agreements the Parties may enter into in connection with the provision of the services, as applicable, including, without limitation, all confidentiality, quality assurance, regulatory and other obligations and requirements of LWI.

2.6 Management. Each Party shall appoint one person to serve as a point person for matters related to this Agreement. CLIENT will initially be represented by [ * ]. LWI will initially be represented by [ * ].

3.	CLIENT TECHNOLOGY TRANSFER

3.1 By CLIENT to LWI. Based on the information provided by CLIENT and including process changes developed by LWI pursuant to any applicable Statement of Work, LWI will prepare the Master Production Record for the Process in accordance with the schedule set forth in the Statement of Work. CLIENT will inform LWI of any specific requirements CLIENT may have relating to the Master Production Record, including, without limitation, any information or procedures CLIENT wishes to have incorporated therein. Except for LWI Operating Documents, if LWI would like CLIENT to consider including as part of the Master Production Record the use of any assay, medium, or other intellectual property or technology that is proprietary to LWI or any Third Party, LWI will inform CLIENT of such desire and the Parties will meet to discuss and attempt to agree in good faith on the terms of use of such materials or technology in the Process. (For clarity, the terms for use of LWI Intellectual Property are set forth in Section 11.2.) In addition, LWI will disclose to CLIENT all reasonable alternatives of which it is aware so that all reasonable alternatives are considered and discussed by the Parties.

3.2 CLIENT will cooperate with LWI to assist LWI to develop the Master Production Record and Process, including, without limitation, by providing LWI with additional information and procedures in CLIENT’s control that is required to create the Master Production Record, Process, which may include the following: (i) manufacturing process information, SOPs, development reports, (ii) quality control assays, (iii) raw material specifications (including vendor, grade and sampling/testing requirements), (iv) Product and sample packing and shipping instructions, and (v) Product specific cleaning and decontamination information.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

3.3 LWI will deliver a draft version of the Master Production Record to CLIENT for its review and approval in accordance with the schedule set forth in the Statement of Work. CLIENT will notify LWI in writing of any objections it has to the draft Master Production Record, and upon such notification, representatives of LWI and CLIENT will meet promptly to resolve such objections. Upon CLIENT’s written acceptance of the draft Master Production Record, or in the event that CLIENT does not submit a written notice setting forth CLIENT’s objections to the draft Master Production Record within [ * ] business days following receipt of such draft by CLIENT, such draft will be deemed approved by CLIENT, provided that CLIENT may request and shall be permitted additional time if reasonably requested by CLIENT, in which case CLIENT shall be responsible for any costs incurred by LWI arising from such additional time.

4.	MANUFACTURE OF PRODUCT; ORDER PROCESS; DELIVERIES

4.1 Draft Plan. To the extent not already delivered prior to the execution of any Statement of Work, LWI will deliver to CLIENT for review and comment, a proposed draft plan describing the activities to be performed by LWI, or to be subcontracted by LWI to Third Parties, in the production of a Product (the “Draft Plan”). Once LWI delivers to CLIENT the proposed Draft Plan, the parties will meet to decide whether to issue a new Statement of Work pursuant to Section 2.1, or to modify an existing Statement of Work pursuant to Section 2.2, based on that Draft Plan and any agreed upon modifications.

4.2 Manufacture by LWI. During the time period specified in any Statement of Work during which Process and Product will be developed and manufactured which will end only after completion of the services and delivery of the deliverables set forth in the Statement of Work (the “Production Term”), LWI will use its commercially reasonable best efforts to develop, manufacture, package, ship, handle quality assurance and quality control for the Product and perform all other services and deliver all deliverables as set forth in the Statement of Work, and to deliver to CLIENT the quantities of Product requested by CLIENT in the Statement of Work, all in accordance with the terms of this Agreement.

4.3 Packaging and Shipping. LWI will package and label the Product for shipment in accordance with the Master Production Record and LWI’s standard practices in effect at the time of performance by LWI. LWI will ship the Product [ * ] (Incoterms 2010) [ * ] to a common carrier designated by CLIENT to LWI in writing not less than [ * ] days prior to the delivery date that is either set forth in the Statement of Work or otherwise agreed in writing by the Parties. CLIENT will provide to LWI its account number with the selected carrier and will pay for all shipping costs in connection with each shipment of Product. LWI will use commercially reasonable efforts to deliver each shipment of Product to CLIENT on the requested delivery date for such shipment. LWI will promptly notify CLIENT if LWI reasonably believes that it will be unable to meet a delivery date and the reasons therefor. CLIENT shall be required to take delivery of a Batch of Product within [ * ] days after acceptance of such Batch in accordance with Section 5.2 (the “Delivery Period”). Notwithstanding anything to the contrary, title in all Product shall pass to CLIENT upon delivery to the carrier.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

4.4 Quality Agreement. Promptly after the Effective Date, the Parties shall enter into a separate Quality Agreement setting forth the terms for Product quality. Such Quality Agreement shall be separately appended to this Agreement.

4.5 Records. LWI will maintain accurate records for the production of the Product, as required by all Applicable Laws. LWI will retain possession of the Master Production Record, all Batch Records and LWI Operating Documents, and will make copies thereof available to CLIENT upon CLIENT’s request and at CLIENT’s expense. CLIENT will have the right to use and reference any of the foregoing in connection with a filing for Regulatory Approval of the Product, as per Section 8.4, or as otherwise authorized by the Agreement. LWI Operating Documents will remain LWI Confidential Information.

4.6 CLIENT Access.

4.6.1 CLIENT’s employees and agents (including its independent contractors) (collectively, “CLIENT Personnel”) may participate in the development of the Product, Process, and Master Production Record and the production of the Product to the extent agreed in advance by the Parties or as may be contemplated in this Agreement. CLIENT Personnel working at the Facility are required to comply with LWI Operating Documents and any other applicable LWI facility and/or safety policies. For the avoidance of doubt, CLIENT Personnel may not physically participate in the production or manufacture of any Product that may be used in or on humans, provided that CLIENT Personnel shall be permitted to observe preparation for and Product production.

4.6.2 CLIENT Personnel working at the Facility will be and remain employees of CLIENT, and CLIENT will be solely responsible for the payment of compensation for such CLIENT Personnel (including applicable Federal, state and local withholding, FICA and other payroll taxes, workers’ compensation insurance, health insurance, and other similar statutory and fringe benefits). CLIENT covenants and agrees to maintain workers’ compensation benefits and employers’ liability insurance as required by applicable Federal and Maryland laws with respect to all CLIENT Personnel working at the Facility.

4.6.3 CLIENT will pay for the actual cost of repairing or replacing to its previous status any property of LWI damaged or destroyed by CLIENT Personnel, provided CLIENT shall not be liable for repair or replacement costs resulting from ordinary wear and tear.

4.6.4 CLIENT Personnel visiting or having access to the Facility will abide by LWI standard policies, operating procedures and the security procedures established by LWI. CLIENT will be liable for any breaches of security by CLIENT Personnel. All CLIENT Personnel will agree to abide by LWI policies and SOPs established by LWI, and will sign an appropriate confidentiality agreement.

4.6.5 CLIENT will indemnify and hold harmless LWI from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses) arising out of any injuries suffered by CLIENT Personnel while at the Facility or elsewhere, except to the extent caused by the negligence or willful misconduct on the part of any LWI Party or breach of this Agreement by LWI.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

4.7 Disclaimer. LWI covenants that it will not engage in any Product refinement or development of the Product, other than as expressly set forth in this Agreement and the Statement of Work. The Parties certify that (i) as of the Effective Date no LWI Parties have participated in the invention or testing of any Product, and (ii) LWI Parties have not evaluated whether Product is safe and effective for use in humans or otherwise.

5.	PRODUCT WARRANTIES; ACCEPTANCE AND REJECTION OF PRODUCTS

5.1 Product Warranties. LWI warrants that any Product manufactured by LWI pursuant to this Agreement, at the time of delivery pursuant to Section 4.3: (a) conforms to the Specifications; (b) was manufactured in accordance with the Master Production Record; (c) was manufactured in accordance with cGMP using a process, components and a facility that comply with all Applicable Laws; and (d) is delivered free and clear of any liens or encumbrances of any kind. For the purposes of this Agreement, compliance with the product warranties set forth in Sections 5.1(a) – (c) shall mean the Product is not “adulterated”. The foregoing are collectively referred to as the “Product Warranties”.

5.2 Approval of Shipment.

5.2.1 When the Product ordered by CLIENT is ready for delivery, LWI will notify CLIENT and supply CLIENT with the Batch Documentation. If a Batch of Product conforms to the Product Warranties, then a certificate of compliance will be completed and approved by LWI. This certificate of compliance, a certificate of analysis, the Specifications, a complete and accurate copy of the consolidated Batch Records, and the Process description (collectively, the “Batch Documentation”) for such Batch of Product will be provided to CLIENT within [ * ] calendar days of completing testing, either electronically through a secure portal or by a reputable overnight courier or by registered or certified mail, postage prepaid, return receipt required to verify delivery date. Upon request, LWI will also provide CLIENT with all results relating to the manufacture of each Batch of Product, which results are set forth in the Batch Record.

5.2.2 Within [ * ] calendar days after CLIENT’s receipt of such Batch Documentation regarding such Product (the “Acceptance Period”), CLIENT shall determine by review of such Batch Documentation whether or not the Batch Documentation reflects that the given Batch conforms to the Product Warranties set forth in Section 5.1 above, except to the extent a warranty cannot be confirmed by reviewing such documentation. Notwithstanding the foregoing, if CLIENT reasonably requests to extend the Acceptance Period and its review of the Batch Documentation has commenced and CLIENT is diligently reviewing the Batch Documentation within such [ * ]-day period, the Acceptance Period shall be extended to a period not to exceed [ * ] days, so long as the CLIENT is making diligent efforts, and assuming LWI cooperates fully therewith.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

5.2.3 Non-Conforming Batch(es). If CLIENT asserts that the Product does not comply as described in the prior sentence with the Product Warranties set forth in Section 5.1 above, CLIENT will deliver to LWI, in accordance with the notice provisions set forth in Section 17.3 hereof, written notice of disapproval (the “Disapproval Notice”) of such Product, stating in reasonable detail the basis for such assertion of non-compliance with the Product Warranties. If a valid Disapproval Notice is received by LWI during the Acceptance Period, then LWI and CLIENT will provide one another with all related paperwork and records (including, but not limited to, quality control tests) relating to both the production of the Product and the Disapproval Notice. If a valid Disapproval Notice is not received during the Acceptance Period, the Product will be deemed accepted and ready for shipment and the Product shall be delivered to CLIENT. CLIENT shall accept delivery thereof within [ * ] days after such acceptance. Risk of loss to such Product shall pass to CLIENT at the time of delivery to the common carrier pursuant to Section 4.3.

5.3 Dispute Resolution. LWI and CLIENT will attempt to resolve any dispute regarding the conformity of a shipment of Product with the Product Warranties. If such dispute cannot be settled within [ * ] days of the submission by each Party of such related paperwork and records to the other Party, and if the Product is alleged not to conform with the Product Warranties set forth in Section 5.1, then CLIENT will submit a sample of the Batch of the disputed shipment to an independent testing laboratory of recognized repute selected by CLIENT and approved by LWI (such approval not to be unreasonably withheld) for analysis, under quality assurance approved procedures, of the conformity of such shipment of Product with the Specifications. If the existence or cause of the alleged nonconformity cannot be determined solely by laboratory testing, then the CLIENT shall also select appropriate experts of recognized repute and approved by LWI (such approval not to be unreasonably withheld) in order to conduct an audit of documents and facilities in order to confirm conformity to of Product with Product Warranties. The costs associated with such analyses by such independent testing laboratory and experts will be paid by the Party whose assessment of the conformity of the shipment of Product with the Product Warranties was mistaken.

5.4 Remedies for Non-Conforming Product.

5.4.1 Until the Process is submitted as part of a biologic license application and is approved by the FDA, in the event that the Parties agree, or an independent testing laboratory or experts determine, pursuant to Section 5.3, a Batch of Product materially fails to conform to the Product Warranties due to the failure of: (a) LWI to properly execute the Master Production Record in respect of the manufacture of the Product, (b) LWI to comply with cGMP, (c) LWI’s negligence or willful misconduct, or (d) LWI facilities or utilities then, at CLIENT’s request, LWI will promptly produce for CLIENT sufficient quantities of Product to replace the non-conforming portion of such Batch of Product (the “Production Rerun”), in accordance with the provisions of this Agreement and at no additional cost to CLIENT. If the CLIENT has not yet paid for the failed Batch of Product, then CLIENT will be billed when it receives the replacement.

5.4.2 Until the Process is submitted as part of a biologic license application and is approved by the FDA, in the event that the Parties agree, or an independent testing laboratory or experts determine, pursuant to Section 5.3, that a Batch of Product materially fails to conform to

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

the Product Warranties for any reason other than as set forth in Section 5.4.1, then LWI shall have no liability to CLIENT with respect to such Batch and LWI will, at CLIENT’s request, produce for CLIENT as soon as practicable a Production Rerun at CLIENT’s expense.

5.4.3 After the Process is submitted as part of a biologic license application and once it is approved by the FDA, in the event that the Parties agree, or an independent testing laboratory or experts determine, pursuant to Section 5.3, that a Batch of Product materially fails to conform to the Product Warranties and such failure is (a) not the result of an inherent characteristic of the Process, Materials, or CLIENT Development Materials, including any cell lines originally provided by CLIENT, or (b) not the result of circumstances outside of LWI’s reasonable control or the control of its Affiliates or permitted contractors, LWI will produce for CLIENT as soon as practicable a Production Rerun, in accordance with the provisions of this Agreement and at no additional cost to CLIENT.

5.4.4 After the Process is submitted as part of a biologic license application and once it is approved by the FDA, in the event that the Parties agree, or an independent testing laboratory or experts determine, pursuant to Section 5.3, that a Batch of Product materially fails to conform to the Product Warranties as a result of (i) an inherent characteristic of the Process, Materials, or CLIENT Development Materials, including any of the cell lines originally provided by CLIENT, or (ii) a failure that is the result of circumstances outside of LWI’s reasonable control or the control of its Affiliates or permitted contractors, then LWI shall have no liability to CLIENT with respect to such Batch and LWI will, at CLIENT’s request, produce for CLIENT as soon as practicable a Production Rerun at CLIENT’s expense.

5.4.5 Except with respect to [ * ], CLIENT [ * ], and in furtherance thereof, [ * ].

5.4.6 Each Party will promptly notify the other in the event that it becomes aware of any circumstance that might be reasonably expected to result in a Product recall or market withdrawal. In the event that the CLIENT determines that a recall or market withdrawal of Product is needed, CLIENT shall manage and lead such recall or withdrawal and LWI shall fully cooperate with CLIENT in connection therewith. The administrative costs of a recall or withdrawal will be borne by CLIENT except to the extent that the recall or withdrawal is the result of a negligent or willful act or omission of LWI.

5.5 Remedies for Non-Conforming Services.

5.5.1 Notwithstanding anything to the contrary herein, if LWI provides any services, other than manufacturing of the Product to which Section 5.4 shall apply, which services fail to conform to agreed upon written instructions or which are not performed according to customary professional standards of established practice in the industry or the applicable requirements of this Agreement, CLIENT may require LWI to (i) reperform such services at no additional cost to CLIENT or (ii) if LWI does not or cannot promptly reperform such service, or if CLIENT has a reasonable basis to move the services to another manufacturer taking into account all relevant factors, promptly repay to CLIENT any monies paid by CLIENT to LWI for the performance of such services.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

5.5.2 Except with respect to [ * ], CLIENT [ * ], and in furtherance thereof, [ * ].

6.	DAMAGE OR DESTRUCTION OF MATERIALS AND/OR PRODUCT

6.1 Remedies. If during the manufacture of Product pursuant to this Agreement, Product and/or Materials are destroyed or damaged by LWI Personnel, and such damage or destruction resulted from LWI’s failure to execute the Process in conformity with the Master Production Record or is otherwise attributable to the negligence or willful misconduct of LWI Personnel or the breach of this Agreement by LWI, then, except as provided in Section 6.2 below, LWI, as soon as it is commercially practicable to do so, will provide CLIENT with additional Product production time equal to the actual time lost because of the destruction or damage of the Product and/or Materials and will [ * ]. CLIENT acknowledges and agrees that [ * ], and in furtherance thereof, [ * ].

6.2 Limitations. Notwithstanding anything to the contrary set forth in the preceding Section 6.1, if during the manufacture of Product pursuant to this Agreement, Product or Materials are destroyed or damaged by LWI Personnel while LWI Personnel were acting at the written direction of CLIENT Personnel, unless CLIENT is directing during active production, in which case such direction may not be in writing, then LWI will have no liability to CLIENT as the result of destruction or damage arising from the competent execution of such directions.

7.	STORAGE OF MATERIALS

7.1 Pre-Production. LWI will store at the expense of CLIENT any CLIENT Development Materials, equipment or other property delivered pursuant to the Statement of Work or the Draft Plan to the Facility by CLIENT more than [ * ] days prior to the commencement date. The storage rates will be set forth in the Statement of Work and may be amended from time to time by LWI. No storage fees will be charged during the period starting [ * ] days prior to the commencement date and ending upon the expiration or termination of the Production Term and for [ * ] days thereafter.

7.2 Post-Production. LWI will store at the Facility free of charge any in–process materials, Materials paid for by CLIENT, equipment and other CLIENT property (other than Product manufactured hereunder) that remains at the Facility on the date of expiration or termination of the Production Term (collectively “Remaining CLIENT Property”), for up to [ * ] calendar days. In the event that LWI continues to store such Remaining CLIENT Property, CLIENT will pay to LWI a storage charge at LWI’s then-standard storage rates for the period beginning on the [ * ] day after the expiration or termination of the Production Term through the date that the storage terminates. LWI shall have no right to destroy Remaining CLIENT Property.

7.3 Product. Notwithstanding the foregoing, if CLIENT fails to take delivery of a Product within [ * ] days after the expiration or termination of the Production Term, CLIENT will pay to LWI a storage charge at [ * ] times LWI’s then-standard storage rate, which shall begin accruing on the first day following the expiration of the applicable Delivery Period.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

8.	REGULATORY MATTERS

8.1 Permits and Approvals. During the Production Term, LWI will use commercially reasonable efforts to maintain any licenses, permits and approvals necessary for the manufacture of the Product in the Facility. LWI will promptly notify CLIENT if LWI receives notice that any such license, permit, or approval is or may be revoked or suspended.

8.2 Inspections/Quality Audit by CLIENT. Up to one time per calendar year during the Production Term without cause and otherwise with cause, and upon not less than [ * ] days’ prior written notice, LWI will permit CLIENT to inspect and audit the parts of the Facility where the manufacture of the Product is carried out in order to assess LWI’s compliance with this Agreement, and to discuss any related issues with LWI’s management personnel. CLIENT Personnel engaged in such inspection will abide by the terms and conditions set forth in Sections 4.6.1, 4.6.4, and 10. If any deficiencies are noted, LWI shall not more than [ * ] days thereafter provide to CLIENT a remediation plan, which plan will be commented upon by CLIENT. LWI will use commercially reasonable efforts to take all reasonable comments to the plan and then execute the plan as soon as reasonably practicable thereafter so as to attempt to limit the duration of any delay.

8.3 Inspections by Regulatory Agencies. LWI will allow representatives of any regulatory agency to inspect the relevant parts of any LWI Facility relevant to Product or this Agreement, and to inspect the Master Production Record and Batch Records to verify compliance with cGMP and other practices or regulations and will promptly notify CLIENT of the scheduling or initiation of any such inspection relating to the manufacture of Product. LWI will notify CLIENT of any planned governmental or regulatory authority inspections that are reasonably likely to involve or impact Product not less than [ * ] calendar days prior to the inspection. CLIENT shall have the right to observe such inspection if any material portion of the inspection relates specifically to Product. LWI will promptly, but in no more than [ * ] business days (i) send to CLIENT a copy of any reports, citations, or warning letters received by LWI and (ii) convey to CLIENT any oral comments of regulatory authorities, in connection with an inspection of a regulatory agency to the extent such documents or comments relate to or affect the manufacture of the Product, and LWI will answer any and all questions that CLIENT may have related thereto. LWI will share with CLIENT its plan to promptly remedy any deficiencies noted by a regulatory agency and LWI will implement such plan as soon as reasonably practicable thereafter. If such remedy is specifically related to Product, LWI will allow CLIENT the opportunity to comment before submitting a response to the governmental or regulatory authority.

8.4 Regulatory Submissions. CLIENT will be responsible for obtaining, at its expense, all regulatory and governmental approvals and permits necessary for CLIENT’s use of any Product developed and/or manufactured under this Agreement, including, without limitation, IND amendments and any analogous submissions filed with the appropriate governmental or regulatory authority. LWI will be responsible, at CLIENT’s expense, for providing CLIENT with relevant supporting data and information relating to the development and/or manufacture of Product (or any component thereof) necessary for obtaining such approvals; however, any trade secrets or confidential or proprietary information of LWI may be provided by LWI directly to the appropriate governmental or regulatory authority in its drug master file (“DMF”), and LWI shall permit CLIENT and/or its licensees to refer to such DMF as part of CLIENT’s submissions to such governmental or regulatory authority.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

9.	FINANCIAL TERMS

9.1 Payments. CLIENT will make payments to LWI for professional fees, pass through costs and other fees or costs in the amounts and at the times set forth in the Statement of Work, upon receipt of an invoice from LWI as set forth in Section 9.5. Any agreed advances and terms related thereto shall also be included in any Statement of Work. In the event that CLIENT has not paid an undisputed invoice within [ * ] business days of the applicable due date (as established by this Agreement) and such invoice is not disputed by CLIENT in good faith, LWI may consider such nonpayment a material breach under Section 14.2, subject to the notice and cure provisions set forth therein. Further, in addition to all other remedies available to LWI and remedies and defenses available to CLIENT, in the event that CLIENT has not paid an invoice within [ * ] business days of the applicable due date (as established by this Agreement) and such invoice is not disputed by CLIENT in good faith, LWI may [ * ], provided that CLIENT shall remain liable for all fees owed pursuant to the Statement of Work [ * ].

9.2 Pass-through Costs. Pass through costs shall be invoiced to CLIENT at actual cost plus any additional fees set forth in the applicable Statement of Work. Payment terms for pass through costs are set forth in each relevant Statement of Work.

9.3 Advance Payments. The amount of any advance payment shall be defined in the Statement of Work (the “Advance Payment”) and shall not exceed [ * ] of the total estimated payment due under such Statement of Work. For Statements of Work whose term are initially estimated to be less than or equal to [ * ] months, advances shall be applied equally to the final [ * ] invoices. For Statements of Work whose term are initially estimated to be more than [ * ] months, advances shall be applied equally to the final [ * ] invoices.

9.4 Progress and Estimates. The Parties shall meet at least one time per month to discuss any active Statements of Work and the progress of each project against the anticipated timelines and costs estimated therefor. At such meetings and otherwise upon the request of CLIENT, LWI will provide to CLIENT with updated estimates of project costs and up to date progress against initial budget. Increases of more than [ * ] percent of any material line item of the budget set forth in a Statement of work must be approved by CLIENT in advance in writing. LWI shall not exceed any estimated budget set forth in a Statement of Work without the prior written consent of CLIENT.

9.5 Invoices. Within [ * ] days of the end of each month during which charges were incurred, LWI will provide CLIENT with an invoice setting forth a detailed account of any fees, expenses, or other payments payable by CLIENT under this Agreement for the preceding month. The amounts set forth in each such invoice will be due and payable within [ * ] days of receipt of such invoice by CLIENT.

9.6 Taxes. CLIENT agrees that it is responsible for and will pay any sales, use or other taxes (the “Taxes”) resulting from LWI’s production of Product under this Agreement (except for

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

income or personal property taxes payable by LWI). To the extent not paid by CLIENT, CLIENT will indemnify and hold harmless the LWI Parties from and against any and all penalties, fees, expenses and costs whatsoever in connection with the failure by CLIENT to pay the Taxes. LWI will not collect any sales and use taxes from CLIENT in connection with the production of any Product hereunder if CLIENT provides to LWI the appropriate valid exemption certificates.

9.7 Interest. Any fee, charge or other payment due to LWI by CLIENT under this Agreement that is not paid within [ * ] days after it is due will accrue interest on a daily basis at a rate of [ * ]% per month (or the maximum legal interest rate allowed by Applicable Laws, if less) from and after such date.

9.8 Method of Payment. All payments to LWI hereunder by CLIENT will be in United States currency and will be by check, wire transfer, money order, or other method of payment approved by LWI. Bank information for wire transfers is as follows:

Mailing address for wire transfer payments:

[ * ]

ABA# for wires and ACH for our account = [ * ]

Lockbox # [ * ]

Account # [ * ]

Lonza Walkersville, Inc.

12261 Collections Center Drive

Chicago, Illinois, 60693

9.9 Cost Adjustments. Beginning [ * ] months after the effective date of a Statement of Work, LWI may [ * ] adjust the various costs and rates, including the professional fees, set forth in the Statement of Work attached hereto [ * ]; provided, however, that any [ * ] shall not exceed [ * ]. LWI agrees to provide CLIENT with written notice not less than [ * ] days prior to such cost adjustment. In the event of a material increase in the costs of LWI, which increase is out of the reasonable control of LWI, for (i) LWI’s compliance with a new or changed environmental or regulatory standard or (ii) a component of LWI’s suite fees, upon prior written notice to CLIENT of not less than [ * ] days and having provided to CLIENT at the time of such notice, reasonable detail and calculations in justification of such increased costs, as well as answers to all related questions of CLIENT, LWI may increase its fees for such costs, provided that (i) if CLIENT reasonably requests additional information and such [ * ] day notice period expires, LWI shall not increase the price until [ * ] days after such additional information is provided to CLIENT, provided that any such price increase shall be retroactive to the date on which the [ * ] day notice period expires or the date on which LWI’s costs are actually increased, whichever is later, (ii) if the change is specific to the Product or Process, CLIENT shall bear all of such increase and (iii) [ * ].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

10.	CONFIDENTIAL INFORMATION

10.1 Definition. “Confidential Information” means all technical, scientific and other know-how and information, trade secrets, knowledge, technology, means, methods, processes, practices, formulas, instructions, skills, techniques, procedures, specifications, data, results and other material, pre-clinical and clinical trial results, manufacturing procedures, test procedures and purification and isolation techniques, and any tangible embodiments of any of the foregoing, and any scientific, manufacturing, marketing and business plans, any financial and personnel matters relating to a Party or its present or future products, sales, suppliers, customers, employees, investors or business, that has been disclosed by or on behalf of such Party or such Party’s Affiliates to the other Party or the other Party’s Affiliates either in connection with the discussions and negotiations pertaining to this Agreement or in the course of performing this Agreement. Without limiting the foregoing, the terms of this Agreement will be deemed “Confidential Information” and will be subject to the terms and conditions set forth in this Article 10.

10.2 Exclusions. Notwithstanding the foregoing Section 10.1, any information disclosed by a Party to the other Party will not be deemed “Confidential Information” to the extent that such information:

(a) at the time of disclosure is in the public domain;

(b) becomes part of the public domain, by publication or otherwise, through no fault of the Party receiving such information;

(c) at the time of disclosure is already in possession of the Party who received such information, as established by contemporaneous written records;

(d) is lawfully provided to a Party, without restriction as to confidentiality or use, by a Third Party lawfully entitled to possession of such Confidential Information; or

(e) is independently developed by a Party without use of or reference to the other Party’s Confidential Information, as established by contemporaneous written records.

10.3 Disclosure and Use Restriction. Except as expressly provided herein, the Parties agree that for the term of the Agreement and the five-year period following any termination of the Agreement, each Party and its Affiliates will keep completely confidential and will not publish or otherwise disclose any Confidential Information of the other Party, its Affiliates or sublicensees, except in accordance with Section 10.4. Neither Party will use Confidential Information of the other Party except as necessary to perform its obligations or to exercise its rights under this Agreement. LWI will not share any of CLIENT’s Confidential Information with any party outside the United States without CLIENT’s express prior written consent.

10.4 Permitted Disclosures. Each receiving Party agrees to (i) institute and maintain security procedures to identify and account for all copies of Confidential Information of the disclosing Party and (ii) limit disclosure of the disclosing Party’s Confidential Information to its Affiliates and each of its and their respective officers, directors, employees, agents, consultants and independent contractors having a need to know such Confidential Information for purposes of

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

this Agreement; provided that such Affiliates and each of its and their respective officers, directors, employees, agents, consultants and independent contractors are informed of the terms of this Agreement and are subject to obligations of confidentiality, non-disclosure and non-use similar to those set forth herein.

10.5 Government-Required Disclosure. If a duly constituted government authority, court or regulatory agency orders that a Party hereto disclose information subject to an obligation of confidentiality under this Agreement, such Party shall comply with the order, but shall notify the other Party as soon as possible, so as to provide the said Party an opportunity to apply to a court of record for relief from the order.

10.6 Publicity. Neither Party will refer to, display or use the other’s name, trademarks or trade names confusingly similar thereto, alone or in conjunction with any other words or names, in any manner or connection whatsoever, including any publication, article, or any form of advertising or publicity, except with the prior written consent of the other Party.

11.	INTELLECTUAL PROPERTY

11.1 Ownership.

11.1.1 Each Party shall own all its respective proprietary Intellectual Property made, conceived or reduced to practice by or for such Party other than in connection with this Agreement and no right shall be granted to other Party in such Intellectual Property unless specifically set forth otherwise herein. Except as expressly otherwise provided herein, ownership of any Intellectual Property that is developed, conceived, invented, first reduced to practice or made in connection with the performance under this Agreement shall be determined in accordance with United States law and ownership shall follow inventorship.

11.1.2 The Process, Specifications, CLIENT New IP and any improvements or modifications thereto developed during the term of this Agreement are hereby the sole and exclusive property of CLIENT (the “CLIENT Process”), provided that LWI is the owner of LWI Intellectual Property, LWI New IP, Master Production Record and the LWI Operating Documents and such LWI Operating Documents may not be shared with a Third Party. For clarity, LWI Intellectual Property and LWI New IP that is part of the Master Production Record or Process, and the Master Production Record, except the LWI Operating Documents, is subject to the license set forth in this Agreement. LWI hereby assigns to CLIENT all its right title and interest in and to the Process, Specifications, and any improvements or modifications thereto developed during the term of this Agreement subject to its rights described herein. LWI hereby grants to CLIENT an irrevocable unrestricted royalty-free right to use for [ * ] the Master Production Record (but not including LWI Operating Documents referred to in such Master Production Record and LWI Intellectual Property (including without limitation LWI New IP) included in such Master Production Record, which LWI Intellectual Property will be identified to CLIENT upon CLIENT’s request and which is subject to Section 11.2.2), which right is not executory (there being no obligations on the part of CLIENT to be performed) and shall never be subject to contingency, rejection, termination, modification or set off. LWI also hereby grants to CLIENT prompt and full access to, at reasonable times and on reasonable notice to LWI, the original copy of the Master Production Record, and agrees to provide copies to CLIENT as requested.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

11.1.3 As between the Parties, CLIENT is hereby the sole and exclusive owner of all inventions, developments, improvements, know how and discoveries that are (i) made, conceived or reduced to practice in the course of or resulting from this Agreement by either Party or its subcontractors or agents alone or the Parties jointly and (ii) (a) are solely related to the Product or to the Process or (b) are based on, an improvement to or direct derivative of, or incorporates CLIENT Intellectual Property or CLIENT Confidential Information or (c) not LWI New IP (“CLIENT New IP”). LWI hereby assigns to CLIENT at its own cost all of LWI’s right, title, and interest in and to such CLIENT New IP and shall ensure that its employees, agents and subcontractors do the same.

11.1.4 As between the Parties, LWI is hereby the sole and exclusive owner of all inventions, developments, improvements and discoveries that are (i) made, conceived or reduced to practice in the course of or resulting from this Agreement by LWI and (ii) are not solely related to the Product or Process and are not an improvement to or direct derivative of, or incorporate CLIENT Intellectual Property or CLIENT Confidential Information, and (a) are useful for the manufacture of other products and processes other than the Product and Process or relates generally to LWI’s business of developing or producing biological materials or (b) are based on, an improvement or direct derivative of, or incorporates LWI Intellectual Property or LWI Confidential Information (“LWI New IP”). CLIENT hereby assigns to LWI all of CLIENT’s right, title, and interest in and to such LWI New IP.

11.1.5 LWI shall [ * ].

11.2 License Grants.

11.2.1 During the term of this Agreement, CLIENT hereby grants to LWI the right to use for its performance under this Agreement all CLIENT Intellectual Property provided to it that is necessary for LWI to perform its obligations under this Agreement for the sole and limited purpose of LWI’s performance of its obligations under this Agreement, including, without limitation, the development of the Process, Master Production Record and Specifications, and the manufacture of Product for CLIENT.

11.2.2 LWI hereby grants to CLIENT an irrevocable, fully paid, non-exclusive worldwide license, with the right to grant and authorize sublicenses through multiple layers of sublicensees, under any and all LWI Intellectual Property (including without limitation LWI New IP) that LWI incorporates pursuant to this Agreement into the Process, Master Production Record and Specifications, to make, have made, use, have used, sell, offer for sale, have sold, import, have imported, export, have exported, develop, have developed, commercialize and have commercialized any GVAX product including without limitation the Product; provided, however, if CLIENT sublicenses, either directly or through multiple layers of sublicensees, such license to a Third Party manufacturer, which manufacturer (i) [ * ] or (ii) [ * ], then, in either of such instances, the following additional terms shall apply: (a) prior to any such sublicense or transfer of such LWI Intellectual Property to a Third Party [ * ], the Parties shall enter into a three-way confidentiality

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

agreement between CLIENT, LWI, and the Third Party, which shall limit such Third Party’s use of such LWI Intellectual Property (and LWI New IP in accordance with the provisions set forth below) to manufacturing Product for CLIENT on terms of confidentiality and non-use at least as stringent as those set forth herein, (b) any related technology transfer of documentation or CLIENT Process from LWI’s facility to another Third Party shall be at [ * ] expense, and (c) CLIENT and LWI shall negotiate in good faith and, if agreed, CLIENT shall pay a reasonable technology transfer fee and/or royalty (if any) to LWI, which royalty [ * ], and which is consistent with industry standards. In no event shall the total amount of transfer fees and/or royalties exceed [ * ] for all such payments to LWI. Should the parties fail to reach an agreement on such transfer fees and/or royalties, CLIENT shall notify LWI in writing of its intent to use alternative, independently derived processes instead of the LWI Intellectual Property and no such LWI Intellectual Property shall be transferred. Notwithstanding the foregoing, in no event shall the license granted herein include LWI Operating Documents unless specifically granted in writing by LWI in its sole discretion. If any such sublicense or transfer of LWI New IP occurs [ * ] years or more after the creation of such LWI New IP, the royalty obligation set forth herein shall not apply to such LWI New IP.

11.3 Further Assurances. Each Party agrees to take all necessary and proper acts, and will cause its employees, Affiliates, contractors, and consultants to take such necessary and proper acts, to effectuate the ownership provisions set forth in this Article 11.

11.4 Prosecution of Patents.

11.4.1 LWI will have the sole right and discretion to file, prosecute and maintain patent applications and patents claiming LWI New IP at LWI’s expense. CLIENT will cooperate with LWI to file, prosecute and maintain patent applications and patents claiming LWI New IP, and will have the right to review and provide comments to LWI relating to such patent applications and patents.

11.4.2 CLIENT will have the sole right and discretion to file, prosecute and maintain patent applications and patents claiming CLIENT New IP at CLIENT’s expense. LWI will cooperate with CLIENT to file, prosecute and maintain patent applications and patents claiming CLIENT New IP, and will have the right to review and provide comments to CLIENT relating to such patent applications and patents.

12.	REPRESENTATIONS AND WARRANTIES

12.1 By CLIENT. CLIENT hereby represents and warrants to LWI that (i) it has the requisite power and authority to enter into this Agreement and perform its obligations hereunder, (ii) it has the requisite intellectual property and legal rights related to the CLIENT Development Materials and the Product to authorize the performance of LWI’s obligations under this Agreement related thereto, and (iii) the performance of the Statement of Work and the production by LWI of the Product as contemplated in this Agreement will not give rise to a potential cause of action by a Third Party against LWI for infringement or another violation of intellectual property rights based upon use of the CLIENT Development Materials. Such representation and warranty will not apply to any production equipment supplied by LWI, or LWI Intellectual Property.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

12.2 By LWI. LWI hereby represents and warrants to CLIENT that (i) it has the requisite power and authority to enter into this Agreement and perform its obligations hereunder, (ii) it has the requisite intellectual property rights, including without limitation in its equipment and Facility, to be able to perform its obligations under this Agreement, (iii) LWI’s use of its equipment and Facility as contemplated in this Agreement will not give rise to a potential cause of action by a Third Party against CLIENT for infringement or another violation of intellectual property rights, (iv) LWI will not incorporate into the Product or utilize in connection with this Agreement any Third Party Intellectual Property without the prior consent of CLIENT unless CLIENT provides to LWI any Third Party Intellectual Property for incorporation into Product, and (v) the Product does not include, and was not manufactured by LWI utilizing, any Third Party Intellectual Property, unless such Third Party Intellectual Property was provided or approved in writing by CLIENT for use in Product, including as part of the CLIENT Development Materials. LWI represents and certifies it will not use in any capacity the services of any person, or organization that employs any person that is or has been debarred under Section 306 of the Generic Drug Enforcement Act, is an excluded party from doing business with the U.S. Federal Government (Excluded Parties List System published by GSA), Office of Inspector General’s List of Excluded Individuals/Entities (LEIE), is included on any other government exclusion list of persons or entities with whom U.S. companies and individuals are prohibited from doing business with (e.g. OFAC List of Blocked Persons), is similarly debarred or excluded under the Applicable Law in any other jurisdiction. Upon written request of CLIENT, LWI shall, within [ * ] business days, provide written confirmation that it has complied with the foregoing obligation. LWI agrees to promptly disclose in writing to CLIENT if any employee or agent is debarred or excluded, or if any action or investigation is pending or, to the best of its knowledge, threatened, relating to the debarment or exclusion of it or any person performing services related to this Agreement.

13.	DISCLAIMER; LIMITATION OF LIABILITY

13.1 DISCLAIMER. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR GRANTS ANY WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, WITH RESPECT TO PRODUCT OR MATERIALS. LWI SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE WITH RESPECT TO PRODUCT AND MATERIALS.

13.2 Disclaimer of Consequential Damages. [ * ], IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER OR ANY OF ITS AFFILIATES FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES OR FOR LOST PROFITS, BUSINESS OR GOODWILL SUFFERED OR INCURRED BY SUCH OTHER PARTY OR ITS AFFILIATES IN CONNECTION WITH THIS AGREEMENT, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

13.3 Limitation of Liability. [ * ], BOTH PARTIES HEREBY AGREE THAT TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY’S LIABILITY TO THE OTHER PARTY FOR ANY AND ALL CLAIMS, LOSSES, EXPENSES, OR DAMAGES

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARISING OUT OF OR IN ANY WAY RELATED TO A STATEMENT OF WORK FROM ANY CAUSE OR CAUSES, INCLUDING, BUT NOT LIMITED TO, NEGLIGENCE, ERRORS, OMISSIONS OR STRICT LIABILITY, SHALL NOT EXCEED THE [ * ] AND EACH PARTY’S LIABLITY TO THE OTHER PARTY FOR ANY AND ALL CLAIMS, LOSSES, EXPENSES, OR DAMAGES THAT [ * ], SHALL NOT EXCEED [ * ].

13.4 Certain Limited Exceptions.

(a) NOTWITHSTANDING ANYTHING TO THE CONTRARY, NOTHING HEREIN SHALL LIMIT THE LIABILITY OF A PARTY IN RESPECT OF LIABILITIES, LOSSES, DAMAGES OR COSTS ARISING FROM (I) FRAUD, GROSS NEGLIGENCE, WILLFUL MISCONDUCT, OR INTENTIONAL MISREPRESENTATION OR (II) [ * ] OR (III) A BREACH OF ANY CONFIDENTIALITY OR INTELLECTUAL PROPERTY PROVISION OR OBLIGATION.

(b) FOR THE AVOIDANCE OF DOUBT, [ * ]

13.5 TO THE EXTENT THAT ANY CLAUSE IN THIS ARTICLE 13 CONFLICTS WITH ANY OTHER CLAUSE IN THIS AGREEMENT, THE CLAUSE IN ARTICLE 13 SHALL TAKE PRECEDENCE OVER SUCH CONFLICTING CLAUSE. IF APPLICABLE LAW PREVENTS ENFORCEMENT OF ANY CLAUSE IN ARTICLE 13, THEN SUCH CLAUSE SHALL BE DEEMED MODIFIED TO PROVIDE THE MAXIMUM PROTECTION FOR A PARTY AS IS ALLOWABLE UNDER APPLICABLE LAW.

14.	TERM AND TERMINATION

14.1 Term. The term of this Agreement will commence on the Effective Date and will continue until the fifth anniversary of the Effective Date unless terminated prior to that time or extended by the Parties.

14.2 Termination for Material Breach. Either Party may terminate this Agreement or Statement of Work, by written notice to the other Party, for any material breach of, as the case may be, this Agreement or a Statement of Work by the other Party, if such breach is not cured within thirty (30) days after the breaching Party receives written notice of such breach from the non-breaching Party; provided, however, that if such breach is capable of being cured, but not capable of being cured within such thirty-day period, and the breaching Party has commenced and diligently continued actions to cure such breach within such thirty-day period, except in the case of a payment default, the cure period shall be extended to [ * ] days, so long as the breaching Party is making diligent efforts to do so. Such termination shall be effective upon expiration of such cure period.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

14.3 Termination by Notice.

14.3.1 Without Cause.

(a) By CLIENT. Subject to the fees set forth in Section 14.6.3, CLIENT may terminate this Agreement or any Statement of Work by providing at least [ * ] days’ prior written notice of termination to LWI.

(b) By LWI. LWI may terminate this Agreement by providing [ * ] months’ prior written notice of termination to CLIENT provided that no such termination shall be effective until [ * ] months after the Effective Date of this Agreement and provided further that any Statement of Work, the duration of which extends beyond the termination of this Agreement, will upon the request of CLIENT continue to be performed for the term of such Statement of Work, and will continue to be governed by the terms of this Agreement. For the avoidance of doubt, in the event of termination by LWI pursuant to this Section 14.3.1, any royalty agreed to in connection with Section 11.2.2 [ * ] and LWI shall transfer the Process to a Third Party [ * ].

14.3.2 Other Termination. Subject to the fees set forth in Section 14.6.3, CLIENT may terminate this Agreement or a Statement of Work (i) upon [ * ] days’ prior written notice to LWI in the event that [ * ], (ii) upon [ * ] days’ prior written notice to LWI pursuant to Section 2.2, or (iii) upon prior written notice to LWI after the expiration of the period set forth in Section 17.2.

14.4 Termination by Insolvency. Either Party may terminate this Agreement or a Statement of Work upon notice to the other Party, upon (a) the dissolution, termination of existence, or liquidation of the other Party; (b) the appointment of a custodian or receiver for the other Party who has not been terminated or dismissed within ninety (90) days of such appointment; (c) the institution by the other Party of any proceeding under national, federal or state bankruptcy, reorganization, receivership or other similar laws affecting the rights of creditors generally or the making by such Party of a composition or any assignment for the benefit of creditors under any national, federal or state bankruptcy, reorganization, receivership or other similar law affecting the rights of creditors generally, which proceeding is not dismissed within ninety (90) days of filing. All rights and licenses granted pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11 of the United States Code, licenses of rights of “intellectual property” as defined therein.

14.5 Termination Generally. LWI agrees that CLIENT has the right to require LWI to cease work under any Statement of Work during a termination notice period. In such event LWI and CLIENT shall meet and discuss the [ * ] that are reasonably required with respect to each Statement of Work.

14.6 Effects of Termination.

14.6.1 Accrued Rights. Termination of this Agreement for any reason will be without prejudice to any rights that have accrued to the benefit of a Party prior to such termination. Such termination will not relieve a Party of obligations that are expressly indicated to survive the termination of this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

14.6.2 Disposition of Remaining CLIENT Property and Confidential Information. Upon termination or expiration of this Agreement, LWI will store any Remaining CLIENT Property as set forth in Section 7.2 and, at CLIENT’s option, return or destroy any CLIENT Confidential Information in the possession or control of LWI. Likewise, CLIENT will, at LWI’s option, return or destroy any LWI Confidential Information in the possession or control of CLIENT. Notwithstanding the foregoing provisions: (i) LWI may retain and preserve, at its sole cost and expense, samples and standards of each Product following termination or expiration of this Agreement solely for use in determining LWI’s rights and obligations hereunder; and (ii) each Party may retain a single copy of the other Party’s Confidential Information for documentation purposes only and which shall remain subject to the obligations of nonuse and confidentiality set forth in this Agreement.

14.6.3 Payment.

(a) In the event of any termination of a Statement of Work or the Agreement, except termination by LWI under Section 14.3.1(b) or by CLIENT under Section 14.2, for the lesser of the estimated term remaining under the applicable Statement of Work or [ * ] months from the date of receipt of notice of termination (in the event of termination by CLIENT in connection with Section 2.2, the [ * ] months shall be reduced to [ * ]) (the “Termination Fee Period”), CLIENT shall pay to LWI all documented costs incurred by LWI consisting of the following, but not exceeding any aggregate estimate in the applicable Statement of Work: (i) out-of-pocket losses to LWI for purchase of unmarketable or and unreturnable materials which have become unusable by reason of termination, (ii) all uncancellable labor commitments specifically agreed in the applicable Statement of Work, (iii) suite fees assuming the suite is not used by another LWI client at comparable rates and for a comparable term, (iv) all work or Product in process and all fees for professional services set forth in the applicable Statement of Work rendered through the effective date of such termination of the applicable Statement of Work and (v) reasonable wind-down costs, including, but not limited to, LWI labor costs directly associated with the applicable Statement of Work. LWI shall invoice CLIENT for the fees set forth in Sections 14.6.3(a)(ii) and (iii) and 14.6.3(a)(v) on a monthly basis until the earlier of the expiration of, as the case may be, the Termination Fee Period or LWI’s use of the suite for another client at comparable rates and for a comparable term. LWI shall use commercially reasonable efforts to mitigate the damages set forth herein.

(b) For the avoidance of doubt, in the event of termination by LWI pursuant to this Section 14.3.1(b) or by CLIENT pursuant to Section 14.2, [ * ] shall not apply.

14.6.4 Survival. Sections 2.3.2, 2.3.3, the last sentence of 4.3, 4.5, 4.6, 4.7, 5, 6, 7, the last sentence of 8.1, 8.3, 8.4, 10, 11, 12, 13, 14.6, 15, and 16, and, as relevant, Sections 1 and 17 of this Agreement, together with any appendices referenced therein, will survive any expiration or termination of this Agreement.

15.	INDEMNIFICATION

15.1 Indemnification of CLIENT. LWI will indemnify CLIENT, its Affiliates, and their respective directors, officers, employees and agents, and defend and hold each of them harmless, from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses) in connection with any and all liability suits,

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

investigations, claims or demands (collectively, “Losses”) to the extent such Losses arise out of or result from any claim, lawsuit or other action or threat by a Third Party arising out of: (a) any material breach by LWI of this Agreement, or (b) the negligence or willful misconduct on the part of one or more of the LWI Parties in performing any activity contemplated by this Agreement, except for those Losses for which CLIENT has an obligation to indemnify the LWI Parties pursuant to Section 15.2, as to which Losses each Party will indemnify the other to the extent of their respective liability for the Losses.

15.2 Indemnification of LWI. CLIENT will indemnify LWI and its Affiliates, and their respective directors, officers, employees and agents (the “LWI Parties”), and defend and hold each of them harmless, from and against any and all Losses to the extent such Losses arise out of or result from any claim, lawsuit or other action or threat by a Third Party arising out of: (a) any material breach by CLIENT of this Agreement, (b) the use or sale of Products (including any infringement of Third Party intellectual property rights), except to the extent such Losses arise out of or result from a breach by LWI of Section 5.1 or 12.2, (c) the negligence or willful misconduct on the part of CLIENT or its Affiliates in performing any activity contemplated by this Agreement, or (d) the use or practice by LWI of any process, invention or other intellectual property supplied by CLIENT to LWI under this Agreement, except for those Losses for which LWI has an obligation to indemnify CLIENT pursuant to Section 15.1, as to which Losses each Party will indemnify the other to the extent of their respective liability for the Losses.

15.3 Indemnification Procedure.

15.3.1 An “Indemnitor” means the indemnifying Party. An “Indemnitee” means the indemnified Party, its Affiliates, and their respective directors, officers, employees and agents.

15.3.2 An Indemnitee which intends to claim indemnification under Section 15.1 or Section 15.2 hereof shall promptly notify the Indemnitor in writing of any claim, lawsuit or other action in respect of which the Indemnitee, its Affiliates, or any of their respective directors, officers, employees and agents intend to claim such indemnification. The Indemnitee shall permit, and shall cause its Affiliates and their respective directors, officers, employees and agents to permit, the Indemnitor, at its discretion, to settle any such claim, lawsuit or other action and agrees to the complete control of such defense or settlement by the Indemnitor; provided, however, that in order for the Indemnitor to exercise such rights, such settlement shall not adversely affect the Indemnitee’s rights under this Agreement or impose any obligations on the Indemnitee in addition to those set forth herein. No such claim, lawsuit or other action shall be settled without the prior written consent of the Indemnitor and the Indemnitor shall not be responsible for any legal fees or other costs incurred other than as provided herein. The Indemnitee shall cooperate fully with the Indemnitor and its legal representatives in the investigation and defense of any claim, lawsuit or other action covered by this indemnification, all at the reasonable expense of the Indemnitor. The Indemnitee shall have the right, but not the obligation, to be represented by counsel of its own selection and expense.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

15.4 Insurance.

15.4.1 CLIENT will maintain, at all times during the term of this Agreement and for five years thereafter, a products liability insurance policy (the “Insurance Policy”), with a per occurrence limit of at least five million dollars ($5,000,000) and an aggregate limit of at least five million dollars ($5,000,000), and will provide a certificate of insurance to LWI that the Insurance Policy has been endorsed to designate LWI as an additional insured. CLIENT will maintain the Insurance Policy with an insurance company having a minimum AM Best rating of A. CLIENT will provide LWI with at least [ * ] days’ written notice prior to termination of such Insurance Policy.

15.4.2 LWI will maintain, at all times during the term of this Agreement and for five years thereafter, a liability insurance policy (the “LWI Insurance Policy”), with a per occurrence limit of at least five million dollars ($5,000,000) and an aggregate limit of at least ten million dollars ($10,000,000), and will provide a Certificate of Insurance to CLIENT that the LWI Insurance Policy has been endorsed to designate CLIENT as an additional insured. LWI will maintain the Insurance Policy with an insurance company having a minimum AM Best rating of A. LWI will provide CLIENT with at least [ * ] days’ written notice prior to termination of such LWI Insurance Policy.

16.	NON-SOLICITATION

During the term of a Statement of Work and for [ * ] months thereafter, each of the Parties agrees not to seek to induce or solicit any employee of the other Party or its Affiliate who performed substantial services related the Statement of Work to discontinue his or her employment with the other Party or its Affiliate in order to become an employee or an independent contractor of the soliciting Party or its Affiliate; provided, however, that neither Party shall be in violation of this Section 16 as a result of making a general solicitation for employees or independent contractors. For the avoidance of doubt, the publication of an advertisement shall not constitute solicitation or inducement.

17.	MISCELLANEOUS

17.1 Independent Contractors. Each of the Parties is an independent contractor and nothing herein contained shall be deemed to constitute the relationship of partners, joint venturers, nor of principal and agent between the Parties. Neither Party shall at any time enter into, incur, or hold itself out to Third Parties as having authority to enter into or incur, on behalf of the other Party, any commitment, expense, or liability whatsoever.

17.2 Force Majeure. Neither Party shall be in breach of this Agreement if there is any failure of performance under this Agreement (except for payment of any amounts due under this Agreement) occasioned by any reason beyond the control and without the fault or negligence of the Party affected thereby, including, without limitation, an act of God, fire, flood, act of government or state, war, civil commotion, insurrection, acts of terrorism, embargo, sabotage, prevention from or hindrance in obtaining energy or other utilities, a shortage of raw materials or other necessary components, labor disputes of whatever nature, or any other reason beyond the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

control and without the fault or negligence of the Party affected thereby (a “Force Majeure Event”). Notwithstanding the foregoing, in the event of a complete or partial regulatory shutdown of a facility or service or other act by an governmental or regulatory authority that (a) specifically impacts a Party’s operations (i.e., without shutting down facilities owned by Third Parties) and (b) is due to a Party’s negligence, willful misconduct or non-compliance with Applicable Laws, such shutdown shall not constitute a “Force Majeure Event”. Such excuse shall continue as long as the Force Majeure Event continues. Upon cessation of such Force Majeure Event, the affected Party shall promptly resume performance under this Agreement as soon as it is commercially reasonable for the Party to do so. Each Party agrees to give the other Party prompt written notice of the occurrence of any Force Majeure Event, the nature thereof, and the extent to which the affected Party will be unable to fully perform its obligations under this Agreement. Each Party further agrees to use commercially reasonable efforts to correct the Force Majeure Event as quickly as practicable (provided that in no event shall a Party be required to settle any labor dispute) and to give the other Party prompt written notice when it is again fully able to perform such obligations. In the event that a Force Majeure Event prevents LWI from performing under this Agreement for more than [ * ] days, then CLIENT may terminate this Agreement without any further obligation to LWI.

17.3 Notices. Any notice required or permitted to be given under this Agreement by any Party shall be in writing and shall be (a) delivered personally, (b) sent by registered mail, return receipt requested, postage prepaid, (c) sent by a nationally-recognized courier service guaranteeing next-day or second day delivery, charges prepaid, or (d) delivered by facsimile (with documented evidence of transmission), to the addresses or facsimile numbers of the other Party set forth below, or at such other addresses as may from time to time be furnished by similar notice by any Party. The effective date of any notice under this Agreement shall be the date of receipt by the receiving Party.

If to LWI:

Lonza Walkersville, Inc.

Attn: Vice President, Cell Therapy Bioservice

8830 Biggs Ford Road

Walkersville, Maryland 21793

Fax: [ * ]

With a copy to:

General Counsel

Lonza America, Inc.

90 Boroline Road

Allendale, NJ 07401

Fax: [ * ]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

If to CLIENT:

Aduro BioTech, Inc.

Justin Skoble

626 Bancroft Way, 3C

Berkeley, CA 94710

Fax: [ * ]

With a copy to: Aduro Legal at the same address.

Either Party may change its address for notice by giving notice thereof in the manner set forth in this Section 17.3.

17.4 Entire Agreement; Amendments. This Agreement, including the Appendices attached hereto and referenced herein, constitutes the full understanding of the Parties and a complete and exclusive statement of the terms of their agreement with respect to the specific subject matter hereof and supersedes all prior agreements and understandings, oral and written, among the Parties with respect to the subject matter hereof. No terms, conditions, understandings or agreements purporting to amend, modify or vary the terms of this Agreement (including any Appendix hereto) shall be binding unless hereafter made in a written instrument referencing this Agreement and signed by each of the Parties.

17.5 Governing Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to its conflicts of laws provisions. The Parties consent to the exclusive jurisdiction of the state and federal courts in and for New York for any dispute or claim arising from or relating to this Agreement.

17.6 Counterparts. This Agreement and any amendment hereto may be executed in any number of counterparts, each of which shall for all purposes be deemed an original and all of which shall constitute the same instrument. This Agreement shall be effective upon full execution by facsimile or original, and a facsimile signature shall be deemed to be and shall be as effective as an original signature.

17.7 Severability. If any part of this Agreement shall be found to be invalid or unenforceable under applicable law in any jurisdiction, such part shall be ineffective only to the extent of such invalidity or unenforceability in such jurisdiction, without in any way affecting the remaining parts of this Agreement in that jurisdiction or the validity or enforceability of the Agreement as a whole in any other jurisdiction. In addition, the part that is ineffective shall be reformed in a mutually agreeable manner so as to as nearly approximate the intent of the Parties as possible.

17.8 Titles and Subtitles. All headings, titles and subtitles used in this Agreement (including any Appendix hereto) are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement (or any Appendix hereto).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

17.9 Exhibits. All “RECITALS”, “DEFINITIONS”, exhibits and appendices referred to herein form an integral part of this Agreement and are incorporated into this Agreement by such reference.

17.10 Pronouns. Where the context requires, (i) all pronouns used herein will be deemed to refer to the masculine, feminine or neuter gender as the context requires, and (ii) the singular context will include the plural and vice versa.

17.11 Assignment. This Agreement shall be binding upon the successors and assigns of the Parties and the name of a Party appearing herein shall be deemed to include the names of its successors and assigns. Neither Party may assign its interest under this Agreement without the prior written consent of the other Party, such consent not to be unreasonably withheld; provided, however, either party may be entitled without the prior written consent of the other Party to assign this Agreement to an Affiliate or to any company to which it has transferred all or substantially all of its assets or capital stock relating to the activities contemplated under this Agreement, whether through purchase, merger, consolidation or otherwise; provided that in the event that CLIENT merges, is acquired, consolidates or sells all or substantially all of its business to which this Agreement relates, such successor in interest is not an entity whose business primarily derives from providing contract manufacturing services. Any permitted assignment of this Agreement by either Party will be conditioned upon that Party’s permitted assignee agreeing in writing to comply with all the terms and conditions contained in this Agreement. Any purported assignment without a required consent shall be void. No assignment shall relieve any Party of responsibility for the performance of any obligation that accrued prior to the effective date of such assignment.

17.12 Waiver. The failure of any Party at any time or times to require performance of any provision of this Agreement (including any Appendix hereto) will in no manner affect its rights at a later time to enforce the same. No waiver by any Party of any term, provision or condition contained in this Agreement (including any Appendix hereto), whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition or of any other term, provision or condition of this Agreement (including any Appendix hereto).

17.13 No Presumption Against Drafter. For purposes of this Agreement, CLIENT hereby waives any rule of construction that requires that ambiguities in this Agreement (including any Appendix hereto) be construed against the drafter.

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

ADURO BIOTECH, INC.

By:	/s/ Stephen Isaacs
Name:	Stephen Isaacs
Title:	CEO

LONZA WALKERSVILLE, INC.

By:	/s/ Stephan Kutzer
Name:	Stephan Kutzer
Title:	COO & President

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

APPENDIX A

STATEMENT OF WORK

TO BE ATTACHED

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

APPENDIX B

QUALITY AGREEMENT

TO BE ATTACHED

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.